Exhibit 99.1

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

FOR RELEASE – May 7, 2013 – 7:00 am (EDT)

AETI announces 395% increase in first quarter net income

First quarter earnings per share of $0.18.

HOUSTON, May 7, 2013 - American Electric Technologies, Inc. (NASDAQ: AETI) a leading supplier of power delivery solutions for the global energy industry, today announced its 2013 first quarter results.

For the quarter ended March 31, 2013, net income attributable to common stockholders increased 395% to $1.7 million or $0.18 per diluted share when compared to the $0.3 million, or $0.04 per diluted share, reported in the first quarter of 2012. Sequentially, net income attributable to common shareholders increased 238% when compared to $0.5 million, or $0.06 per diluted share, reported in the fourth quarter of 2012.

For the 1st quarter 2013 AETI reported consolidated revenue of $14.4 million, flat when compared to the first quarter of 2012 and down $0.6 million when compared to the fourth quarter of 2012.

Operating income from domestic operations for the quarter ended March 31, 2013 grew to $0.6 million from a loss of ($0.2) million in the first quarter of 2012 and grew 84% when compared with the $0.3 million in the fourth quarter of 2012.

“I am very pleased that our strategy to focus on turnkey power delivery products and E&I construction service projects for the global oil & gas industry has resulted in a significant improvement in our financial performance, more than tripling our EBITDA compared to Q1 2012” said Charles Dauber, AETI’s President and Chief Executive Officer. “Our marketing push in the growing natural gas-related infrastructure and deepwater markets enabled us to achieve a backlog of $28.4 million, one of our strongest quarters ever.” Dauber said.

AETI’s joint venture companies reported aggregate revenues of $39.7 million for the quarter of which the Company reports only its share of the net equity income. AETI’s equity in the income of its foreign joint ventures, net of management expenses, was $1.4 million for the quarter ended March 31, 2013, compared to $0.7 million for the quarter ended March 31, 2012 and compared to the $0.4 million for the fourth quarter of 2012. Dauber added, “Our Chinese and Brazilian joint ventures completed several large projects that significantly contributed to our improved financial results.”

As of March 31, 2013, the Company reported $5.2 million of cash, $0.5 million of long-term debt and a backlog of $28.4 million.

American Electric Technologies, Inc
6410 Long Drive
Houston, Texas 77087
713.644.8182

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Conference Call

AETI will conduct a conference call at 4:00 pm EST on Tuesday, May 7th, 2013, to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial 1 888-542-1137, pass code 952958, in the United States or 1 719-457-2693, pass code 952958, from outside the United States.

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American Electric Technologies, Inc. (NASDAQ:AETI) is a leading provider of power delivery solutions to the global energy industry. AETI offers M&I Electric™ power distribution and control products, electrical services, and E&I Construction services, as well as American Access Technologies zone enclosures, and Omega Metals custom fabrication services. South Coast Electric Systems L.L.C., a subsidiary, services Gulf Coast marine and vessel customers.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas; Keystone Heights, Florida; and Bay St. Louis, Mississippi. In addition, AETI has minority interests in three joint ventures, which have facilities located in Xian, China; Singapore; and Macae, Brazil. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

Forward Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Exchange Act of 1934, concerning anticipated future demand for our products, international expansion, and other future plans and objectives. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such future revenues, profits, plans and objectives will be achieved on the schedule or in the amounts indicated. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in Item 1A of the Form 10-K filed with the Securities and Exchange Commission on March 28, 2013. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.

Investor Contacts:

American Electric Technologies, Inc.

Andrew L. Puhala

713-644-8182

investorrelations@aeti.com

American Electric Technologies, Inc
6410 Long Drive
Houston, Texas 77087
713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Business Segments (in thousands and percentages are calculated on segment sales and total sales) Unaudited

	Three Months Ended
	March 31,		March 31,		December 31,
	2013		2012		2012
Revenue:
Technical Products and Services	$10,480		$9,823		$11,600
Electrical and Instrumentation Construction	2,528		2,992		2,094
American Access Technologies	1,422		1,617		1,342

	$14,430		$14,432		$15,036

Gross profit:
Technical Products and Services	$1,857	18%	$1,369	14%	$2,186	19%
Electrical and Instrumentation Construction	908	36%	202	7%	(80)	-4%
American Access Technologies	215	15%	201	12%	384	29%

	$2,980	21%	$1,772	12%	$2,490	17%

Income (loss) from domestic operations and net equity income from foreign joint ventures’ operations:
Technical Products and Services	$1,554	15%	$1,100	11%	$2,074	18%
Electrical and Instrumentation Construction	908	36%	202	7%	(80)	-4%
American Access Technologies	(75)	-5%	(187)	-12%	45	3%
Corporate and other unallocated expenses	(1,785)		(1,314)		(1,712)

Income (loss) from domestic operations	602	4%	(199)	-1%	327	2%

Equity income from BOMAY	1,001		698		184
Equity income (loss) from MIEFE	20		10		(3)
Equity income from AAG	437		63		336
Foreign operations expenses	(51)		(100)		(97)

Net equity income from foreign joint ventures’ operations	1,407		671		420

Income (loss) from domestic operations and net equity income from foreign joint ventures’ operations	2,009	14%	472	3%	747	5%
Interest expense and other, net	(16)		(49)		(32)

Total other income (expense)	(16)		(49)		(32)

Income (loss) before income taxes	1,993		423		715
Provision for income taxes	255		89		141

Net income (loss) before redeemable preferred stock	1,738		334		574
Dividends on redeemable preferred stock	(85)		-		(85)

Net income (loss) attributable to common stockholders	$1,653	11%	$334	2%	$489	3%

Earnings (loss) per common share: Basic	$0.21		$0.04		$0.06

Diluted	$0.18		$0.04		$0.06

American Electric Technologies, Inc
6410 Long Drive
Houston, Texas 77087
713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2013	December 31, 2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,203	$4,477
Accounts receivable-trade, net of allowance of $398 and $225 at March 31, 2013 and December 31, 2012, respectively	11,512	9,731
Inventories, net	5,195	5,616
Costs and estimated earnings in excess of billings on uncompleted contracts	2,575	2,205
Prepaid expenses and other current assets	327	318

Total current assets	24,812	22,347
Property, plant and equipment, net	5,045	4,922
Investments in foreign joint ventures	12,913	11,408
Other assets	264	297

Total assets	$43,034	$38,974

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,196	$4,438
Accrued payroll and benefits	1,190	1,519
Other accrued expenses	358	522
Billings in excess of costs and estimated earnings on uncompleted contracts	5,338	3,576
Short-term notes payable	31	54

Total current liabilities	12,113	10,109
Notes payable	500	500
Deferred income taxes	3,329	3,058
Deferred compensation	156	122

Total liabilities	16,098	13,789

Convertible preferred stock
Redeemable convertible preferred stock, series A, net of discount of $796 and $806 at March 31, 2013 and December 31,2012, respectively; $.001 par value, shares issued and outstanding 1,000,000 March 31, 2013, and December 31,2012	4,204	4,194

Common stockholders’ equity:
Common stock; $0.001 par value, 50,000,000 shares authorized, 7,960,925 and 7,919,032 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	8	8
Additional paid-in capital	9,800	9,597
Treasury stock; at cost (49,863 shares at March 31, 2013 and 20,222 shares at December 31, 2012).	(238)	(92)
Accumulated other comprehensive income	931	900
Retained earnings; including accumulated statutory reserves in equity method investments of $1,857 and $1,620 at March 31, 2013 and December 31, 2012, respectively	12,231	10,578

Total common stockholders’ equity	22,732	20,991

Total liabilities, preferred stock and stockholders’ equity	$43,034	$38,974

American Electric Technologies, Inc
6410 Long Drive
Houston, Texas 77087
713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Computation of Earnings, Including Net Equity Income from Foreign Joint Ventures, Before Interest,

Dividends, Taxes, Depreciation and Amortization (“EBITDA”)

Unaudited

(In thousands)

	Three months ended
	March 31, 2013	December 31, 2012	March 31, 2012
Net Income (loss) attributable to common stockholders	$1,653	$489	$334
Add:
Dividends on redeemable preferred stock	85	85	-
Depreciation and amortization	186	195	220
Interest expense and other, net	16	32	49
Provision for income taxes	255	141	89

EBITDA	$2,195	$942	$692

(1) The Company is disclosing EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results. For more discussion of the use and limitations of EBITDA, see the 2012 10-K which was filed on March 28, 2013.